EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-3 of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Boston, Massachusetts

August 27, 1997